Exhibit 99.1

CHINA BIOLOGIC PRODUCTS, INC. ADOPTS
STOCKHOLDER RIGHTS PLAN

BEIJING, China – November 19, 2012 – China Biologic Products, Inc. (Nasdaq: CBPO, “China Biologic” or the “Company”), a leading fully integrated plasma-based biopharmaceutical company in China, today announced that its board of directors has adopted a stockholder rights plan. Pursuant to the plan, the Company will issue a dividend of one right for each share of its common stock held of record by stockholders as of the close of business on November 30, 2012.

The stockholder rights plan, which has a term of two years, is designed to guard against partial tender offers and other coercive tactics to gain control or undue influence of China Biologic without offering a fair and adequate price and terms to China Biologic’s stockholders. The plan does not prevent China Biologic’s board of directors from considering or accepting an offer to acquire China Biologic if the board believes that such action is fair, advisable and in the best interest of China Biologic’s stockholders as a whole.

Each right will initially entitle stockholders to purchase one one-thousandth share of China Biologic’s preferred stock for $60.00. However, the rights are not immediately exercisable and will become exercisable only upon the occurrence of certain events. More specifically, if a person or group acquires 10% or more of China Biologic’s common stock (including through derivatives) while the stockholder rights plan remains in place, then the rights will become exercisable by all rights holders (except the acquiring person or group) for shares of China Biologic’s common stock having a then-current market value of twice the exercise price of a right. However, if a stockholder’s beneficial ownership of China Biologic’s common stock as of the time of this announcement of the stockholder rights plan and associated dividend declaration is at or above the 10% threshold, that stockholder’s existing ownership percentage would be grandfathered, but the rights would become exercisable if at any time after this announcement the stockholder increases its ownership percentage by 2% or more without the prior approval of the Company’s board of directors. In addition, if after a person or group acquires 10% or more of China Biologic’s outstanding common stock, China Biologic merges into another company, an acquiring entity merges into China Biologic or China Biologic sells or transfers more than 50% of its assets, cash flow or earning power, then each right will entitle its holder to purchase, for the exercise price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the exercise price. The acquiring person will not be entitled to exercise these rights. China Biologic’s board may redeem the rights for $0.001 per right at any time before an event that causes the rights to become exercisable.

Until the rights become exercisable, they will not be evidenced by separate certificates and will trade automatically with shares of China Biologic’s common stock.

Additional details about the stockholder rights plan will be contained in a Form 8-K to be filed by China Biologic with the U.S. Securities and Exchange Commission.

About China Biologic Products, Inc.

China Biologic Products, Inc. (Nasdaq: CBPO), is a leading fully integrated plasma-based biopharmaceutical company in China. The Company’s products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 plasma-based products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals and other healthcare facilities in China. For additional information, please see the Company's website www.chinabiologic.com.

Safe Harbor Statement

This news release may contain certain "forward-looking statements" relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including its potential inability to achieve the expected operating and financial performance in 2012, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Rob Koepp

Phone: +86-10-6583-7516 or +1-646-405-5191

E-mail: robert.koepp@icrinc.com